Exhibit 99.1

WRITTEN CONSENT OF THE MAJORITY OF THE

DIRECTORS OF

UNITED ROYALE HOLDINGS CORP.

THE UNDERSIGNED, being the majority of the directors of United Royale Holdings Corp., a Nevada corporation (the “Corporation”), pursuant to the provisions of the Nevada Revised Statutes, the undersigned do hereby adopt the resolutions set forth below and upon execution of this consent (the “Consent”), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation’s Board of Directors, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

Appointment of Officer and Director:

RESOLVED, that the following persons be, and hereby are, appointed to serve as officers of the Company in the following positions until removed by the Board of Directors or until their successors are appointed:

Chief Operating Officer	David Edwin Evans
Chief Sales Officer	Liao Lin

FURTHER RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to do all such further acts and things, and to execute, deliver and file with the appropriate authorities all such further documents, certificates and instruments, as such officers, in their sole discretion, shall determine to be necessary, appropriate or advisable in order to carry out the intent of the foregoing resolutions, any such execution delivery and/or filing by such officers of any such document, certificate or instrument.

FURTHER RESOLVED, that these resolutions may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; these resolutions may be executed by facsimile.

IN WITNESS WHEREOF, the undersigned directors have hereunto set his hands and adopted the above resolutions as of October 22, 2018 and hereby direct that a signed copy of this written consent be filed with the Minutes of the proceedings of the directors of the Corporation.

DIRECTORS:

/S/ Chen Zheru
Chen Zheru

/S/ Teoh Kooi Sooi
Teoh Kooi Sooi